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                     SENIOR NON-NEGOTIABLE PROMISSORY NOTE


$2,000,000                                      As of  October 1, 1998
                                                        Miami, Florida

For value received, Florida Gaming Corporation, a Delaware Corporation (the "Maker"), promises to pay Millennium Partners, L.P., (the "Payee"), the principal sum of Two Million Dollars ($2,000,000), together with interest on the principal of this note (the "Note") from time to time outstanding at the rate set forth below. All capitalized terms used, but not defined herein shall have the meanings assigned to them in a Stock Redemption Agreement (the "Agreement") dated as of October 1, 1998, between the Maker and the Payee.

     1. INTEREST RATE. The annual rate of interest to be paid on unpaid principal by the Maker with respect to each successive twelve-month period of this Note shall be twenty percent (20%). Each payment on this Note shall be applied first to accrued but unpaid interest and then to reduction of principal.

     2. PAYMENTS. On November 1, 1998, and the first day of each month thereafter through and including October, 2000, the Maker shall pay Payee interest only in the amount of $33,333.33. The Maker shall pay the Payee all remaining interest and principal of this Note on October 1, 2000. In addition, to the extent that funds are available after providing for the discharge of any liens on the real property being sold as set forth in this sentence, ten (10) days after the closing of a sale on all of the parcels of real property which are the subject of a Real Estate Sales Agreement dated July 30, 1998 by and between Florida Gaming Centers, Inc. and City National Bank of Florida, as Trustee under Land Trust No. 503471, and Alvaro L. Adrian, such excess funds shall be paid to the Payee until satisfaction of the Note in full. In addition, to the extent that funds are available after providing for the discharge of any liens on the real property referenced in this sentence, ten (10) days after the closing of a refinancing transaction concerning real property which is used for gaming purposes owned by the Maker located in Miami, Ft. Pierce and Ocala, Florida, such excess funds shall be paid to the Payee until satisfaction of this Note in full. Notwithstanding the foregoing, all or any part of the outstanding principal amount of this note may be prepaid at any time without penalty. All prepayments shall be applied first to accrued but unpaid interest on this note and then to the unpaid principal amount of this Note. Any interest which is in default will be added to the principal balance of the Note for purposes of calculating interest due.

     3. EVENTS OF DEFAULT. It shall be a default under this Note if the Maker fails to pay any installment payment of interest on this Note, within thirty (30) calendar days of the due date thereof, or if Maker fails to pay the principal payment on October 1, 2000, within thirty (30) calendar days of the due date thereof.

     4.   TIME.   Time shall be of the essence of payment of all payments of interest and principal on this Note.

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     5.   GOVERNING LAW.   This Note shall be governed by and construed in
          accordance with the laws (including the conflicts of law rules) of the State of Florida.

     6. NON-NEGOTIABILITY OF NOTE. This Note is not a negotiable instrument and may not be sold, pledged, assigned or otherwise disposed of unless this note is subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the Payee, which counsel and opinion are reasonably satisfactory to counsel for the Maker.

     7. RANKING. In case of a liquidation of the Maker, or to the extent agreed to by other creditors, in writing, this Note is senior to and has priority status over all trade accounts payable of the Maker.

     This Note is made as of the date hereof but is actually signed on behalf of the Maker on the date set forth below.


                                               FLORIDA GAMING CORPORATION


                                   By   W. Bennett Collett, Chairman & Co.
                                        --------------------------------------
                                        W. Bennett Collett, Chairman & Co.

                                        Date  October 30, 1998
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